UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
----------------

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

iShares Trust
-------------
(Exact name of registrant as specified in its charter)

State of Delaware --------------------------------------------- (State of incorporation or organization)	See Below ----------------------- (I.R.S. Employer Identification No.)
c/o State Street Bank and Trust Company 200 Clarendon Street, Boston, MA --------------------------------------------- (Address of principal executive offices)	02116 ----------------------- (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
iShares S&P Conservative Allocation Fund	NYSE Arca, Inc.	26-3093435
iShares S&P Moderate Allocation Fund	NYSE Arca, Inc.	26-3093488
iShares S&P Growth Allocation Fund	NYSE Arca, Inc.	26-3093528
iShares S&P Aggressive Allocation Fund	NYSE Arca, Inc.	26-3093610
iShares S&P Target Date Retirement Income Index Fund	NYSE Arca, Inc.	26-3093673
iShares S&P Target Date 2010 Index Fund	NYSE Arca, Inc.	26-3093730
iShares S&P Target Date 2015 Index Fund	NYSE Arca, Inc.	26-3093772
iShares S&P Target Date 2020 Index Fund	NYSE Arca, Inc.	26-3093816
iShares S&P Target Date 2025 Index Fund	NYSE Arca, Inc.	26-3095286
iShares S&P Target Date 2030 Index Fund	NYSE Arca, Inc.	26-3095416
iShares S&P Target Date 2035 Index Fund	NYSE Arca, Inc.	26-3095465
iShares S&P Target Date 2040 Index Fund	NYSE Arca, Inc.	26-3095965
iShares S&P Short Term National Municipal Bond Fund	NYSE Arca, Inc.	26-2995623
iShares Barclays Agency Bond Fund	NYSE Arca, Inc.	26-2995543

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.                                                                                                                     [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.                                                                                                                     [   ]
Securities Act registration statement file number to which this form
relates:                                                                                                                                                                                   333-92935

Securities to be registered pursuant to Section 12(g) of the Exchange Act:                                                             None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered:

For the iShares S&P Conservative Allocation Fund, iShares S&P Moderate Allocation Fund, iShares S&P Growth Allocation Fund and iShares S&P Aggressive Allocation Fund reference is made to Post-Effective Amendment No. 184 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission (“SEC”) on November 3, 2008 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares S&P Target Date Retirement Income Index Fund, iShares S&P Target Date 2010 Index Fund, iShares S&P Target Date 2015 Index Fund, iShares S&P Target Date 2020 Index Fund, iShares S&P Target Date 2025 Index Fund, iShares S&P Target Date 2030 Index Fund, iShares S&P Target Date 2035 Index Fund and iShares S&P Target Date 2040 Index Fund reference is made to Post-Effective Amendment No. 185 to the Registrant’s registration statement on Form N-1A, filed with the SEC on November 3, 2008 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares S&P Short Term National Municipal Bond Fund, reference is made to Post-Effective Amendment No. 186 to the Registrant’s registration statement on Form N-1A, filed with the SEC on November 3, 2008 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares Barclays Agency Bond Fund, reference is made to Post-Effective Amendment No. 187 to the Registrant’s registration statement on Form N-1A, filed with the SEC on November 3, 2008 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1.           Registrant's Amended and Restated Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registrant’s Post-Effective Amendment No. 175 to the registration statement on Form N-1A dated October 6, 2008 (File Nos. 333-92935; 811-09729).

2.           Registrant’s Restated Certificate of Trust is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Post-Effective Amendment No. 53 to the registration statement on Form N-1A dated September 13, 2006 (File Nos. 333-92935; 811-09729).

3.           Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Post-Effective Amendment No. 74 to the registration statement on Form N-1A dated March 23, 2007 (File Nos. 333-92935; 811-09729).

4.           Form of Global Certificate for the Registrant's Securities being registered hereunder, incorporated herein by reference to Exhibit 3 to the Registrant's registration of securities pursuant to Section 12(b) on Form 8-A, dated May 18, 2000 (Securities Exchange Act file number 001-15897), which is incorporated herein by reference.

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.
Date: November 3, 2008	iSHARES TRUST By: /s/ Eilleen M. Clavere Eilleen M. Clavere Secretary